Exhibit 4.30.1

SUPPLEMENTAL INDENTURE NO. 1

SUPPLEMENTAL INDENTURE No. 1, dated as of September 17, 2012, among CEMEX España, S.A., a corporation (sociedad anónima) organized under the laws of Spain, acting through its Luxembourg branch, CEMEX España, S.A., Luxembourg Branch (the “Issuer”), the existing guarantors under the Indenture (as defined below) listed on Schedule I hereto (collectively, the “Existing Guarantors”), the additional guarantors listed on Schedule II hereto (collectively, the “New Guarantors” and, together with the Existing Guarantors, the “Note Guarantors”) and The Bank of New York Mellon, as trustee (the “Trustee”).

W I T N E S S E T H:

WHEREAS, the Issuer, the Existing Guarantors and the Trustee previously have entered into an indenture, dated as of March 28, 2012 (the “Indenture”), providing for the issuance of the Issuer’s 9.875% U.S. Dollar-Denominated Senior Secured Notes Due 2019 and 9.875% Euro-Denominated Senior Secured Notes Due 2019 (together, the “Notes”);

WHEREAS, Section 9.1(a)(i) of the Indenture provides that the Issuer, the Existing Guarantors and the Trustee may enter into a supplemental indenture without notice to or consent of any Holder to cure any ambiguity, omission, defect or inconsistency in the Indenture;

WHEREAS, the Issuer desires to amend and supplement the Indenture as provided in Article II hereof to cure certain ambiguities, omissions, defects and inconsistencies in the Indenture;

WHEREAS, Section 9.1(a)(iv) of the Indenture provides that the Issuer, the Existing Guarantors and the Trustee may enter into a supplemental indenture without notice to or consent of any Holder to add guarantees with respect to the Notes;

WHEREAS, the Issuer desires to amend and supplement the Indenture as provided in Article III hereof to provide for the guarantee by the New Guarantors of the Issuer’s Obligations under the Notes and the Indenture on the terms and conditions set forth herein;

WHEREAS, the Issuer and the Note Guarantors are authorized to execute and deliver this Supplemental Indenture No. 1;

WHEREAS, the Issuer has requested that the Trustee join in the execution of this Supplemental Indenture No. 1 pursuant to Section 9.6 of the Indenture; and

WHEREAS, all things necessary to make this Supplemental Indenture No. 1 a valid agreement of the parties and a valid supplement to the Indenture have been done.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein and in the Indenture and for other good and valuable consideration, the receipt and sufficiency of which are herein acknowledged, the Issuer, the Note Guarantors and the Trustee hereby agree, for the benefit of all Holders, as follows:

ARTICLE I

DEFINITIONS

Section 1.01 Defined Terms. All capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Indenture, as supplemented and amended hereby. All definitions in the Indenture shall be read in a manner consistent with the terms of this Supplemental Indenture No. 1.

ARTICLE II

AMENDMENTS

Section 2.01 Definitions. Section 1.1 of the Indenture is amended as follows:

The definition of “Note Guarantors” is amended in its entirety to read as follows:

“Note Guarantors” means (i) each of the Company’s Restricted Subsidiaries that executes this Indenture as a Note Guarantor or an Additional Note Guarantor and (ii) each of the Company’s Restricted Subsidiaries that in the future executes a supplemental indenture in which such Restricted Subsidiary agrees to be bound by the terms of this Indenture as a Note Guarantor, and their respective successors and assigns; provided that any Person constituting a Note Guarantor as described above shall cease to constitute a Note Guarantor when its respective Note Guarantee is released in accordance with the terms of this Indenture.”

ARTICLE III

NOTE GUARANTEES

Section 3.01 Agreement to Guarantee. Subject to the limitations set out in Section 3.02 and 3.03, each New Guarantor hereby agrees, jointly and severally with the other Note Guarantors, irrevocably, fully and unconditionally, to guarantee the Obligations under the Indenture and the Notes on the terms and subject to the conditions set forth in Article X of the Indenture and to be bound by (and shall be entitled to the benefits of) all other applicable provisions of the Indenture as a Note Guarantor.

Section 3.02 French Guarantee Limitation.

(a) The obligations of any New Guarantor incorporated in France (a “French Note Guarantor”) are subject to the limitations set out in this Section 3.02.

(b) The obligations and liabilities of any French Note Guarantor under the Indenture and the Notes, and in particular under this Article III and Article X of the Indenture, shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance within the meaning of article L.225-216 of the French Commercial Code and/or would constitute a misuse of corporate assets within the meaning of article(s) L. 241-3 or L. 242-6 of the French Commercial Code or any other law or regulations having the same effect, as interpreted by French courts.

(c) The obligations and liabilities of any French Note Guarantor under this Article III and Article X of the Indenture for the Issuer’s obligations under the Indenture and the Notes shall be limited, at any time, to an amount equal to the aggregate of all amounts made available under the Notes and the Indenture to the Issuer to the extent directly or indirectly on-lent to such French Note Guarantor and/or its direct and indirect Subsidiaries under intercompany loan agreements (excluding, for the avoidance of doubt, any cash-pooling arrangements or other cash management agreements, provided that the proceeds of the Notes shall not be used, in whole or in part, to finance, directly or indirectly, such cash pooling arrangements or other cash management agreements) and outstanding at the date a payment is to be made by such French Note Guarantor under this Article III and Article X of the Indenture, it being specified that any payment made by a French Note Guarantor under this Article III and Article X of the Indenture in respect of the obligations of the Issuer shall reduce pro tanto the outstanding amount of the intercompany loans due by such French Note Guarantor or its relevant direct or indirect Subsidiary under the intercompany loan agreements referred to above and that any repayment of the intercompany loans by the French Note Guarantor or its relevant direct or indirect Subsidiary shall reduce pro tanto the amount payable by the French Note Guarantor under this Article III and Article X of the Indenture.

(d) It is acknowledged that no French Note Guarantor is acting jointly and severally with the other Note Guarantors and no French Guarantor shall therefore be considered as “co-débiteur solidaire” as to its obligations pursuant to the guarantee given pursuant to this Article III and Article X of the Indenture.

Section 3.03 Swiss Guarantee Limitation.

(a) The obligations of any New Guarantor incorporated in Switzerland (a “Swiss Note Guarantor”) are subject to the limitations set out in this Section 3.03.

(b) The obligations and liabilities of a Swiss Note Guarantor under the Indenture, the Notes or any other agreement, and in particular under this Article III and Article X of the Indenture, in relation to the obligations, undertakings, indemnities or liabilities of a Note Guarantor other than that Swiss Note Guarantor or any of its fully owned and controlled subsidiaries (the “Restricted Obligations”) shall not include any obligation or liability which, if incurred, would constitute the provision of financial assistance not permitted under the laws of Switzerland then in force and/or would constitute a misuse of corporate assets under Swiss law as interpreted by Swiss courts and shall be limited to the amount of that Swiss Note Guarantor’s Free Reserves Available for Distribution at the time payment is requested, provided that such limitation is a requirement under applicable law (including any case law) at that point in time and that such limitation shall not free the Swiss Note Guarantor from its obligations in excess thereof, but merely postpone the performance date until such time as performance is permitted notwithstanding such limitation.

(c) For the purpose of this clause, “Free Reserves Available for Distribution” means an amount equal to the maximal amount in which the relevant Swiss Note Guarantor can make a dividend payment to its shareholder(s) (being the balance sheet profit and any freely disposable reserves available for this purpose, in each case in accordance with applicable Swiss law).

(d) As soon as possible after having been requested to discharge a Restricted Obligation, the Swiss Note Guarantor shall, if it cannot discharge the full amount of the Restricted Obligations, provide the Trustee with an interim statutory balance sheet audited by the statutory auditors of the Swiss Note Guarantor setting out the Free Reserves Available for Distribution and, immediately thereafter, pay the amount corresponding to the Free Reserves Available for Distribution to the Trustee (save to the extent provided below).

(e) In respect of the Restricted Obligations, the Swiss Note Guarantor shall:

(i)	if and to the extent required by applicable law in force at the relevant time:

(A)	subject to any applicable double taxation treaties, deduct Swiss withholding tax at the rate of 35 percent (or such other rate as is in force at that time) from any payment made by it;

(B)	pay any such deduction to the Swiss Federal Tax Administration; and

(C)	notify and provide evidence to the Trustee that the Swiss withholding tax has been paid to the Swiss Federal Tax Administration;

(ii)

to the extent such deduction is made, not be required to make a gross-up, indemnify or otherwise hold harmless the Trustee or the Holders for the deduction of the Swiss withholding tax notwithstanding anything to the contrary contained in the Indenture, the Notes or any other agreement, unless grossing up is permitted under the laws of Switzerland then in force and provided that this should not in any way limit any obligations of any non-Swiss Note Guarantors under the Indenture, the Notes or any other agreement to indemnify the Trustee or the Holders in respect of the deduction of the Swiss withholding tax. The Swiss Note Guarantor shall use all reasonable efforts to procure that any person which is entitled to a full or partial refund of any Swiss withholding tax paid pursuant to paragraph (a) above will, as soon as possible after the deduction of the Swiss withholding tax: (y) request a refund of the Swiss withholding tax under any applicable law (including double taxation treaties) and (z) pay to the Trustee upon receipt any amount so refunded.

(f) The Swiss Note Guarantor will take, and cause to be taken, all and any other action, including, without limitation, the passing of any shareholders’ resolutions to approve any payment or other performance under the Indenture and the Notes and the receipt of any confirmations from the Swiss Note Guarantor’s auditors, whether following a request to discharge a Restricted Obligation or which may be required as a matter of mandatory Swiss law in force at the time it is required to make a payment or perform other obligations under the Indenture, the Notes or any other agreement in order to allow a prompt payment or performance of other obligations under the Indenture or the Notes.

(g) If the enforcement of the Restricted Obligations would be limited due to the effects referred to in this Section 3.03 and if any asset of the Swiss Note Guarantor has a book value that is less than its market value (an “Undervalued Asset”), the Swiss Note Guarantor shall, to the extent permitted by applicable law and its accounting standards (i) write up the book value of such Undervalued Asset such that its balance sheet reflects a book value that is equal to the market value of such Undervalued Asset, and (ii) make reasonable efforts to realize the Undervalued Asset for a sum which is at least equal to the market value of such asset. Without prejudice to the rights of the Trustee and the Holders under the Indenture, the Notes or any other agreement, the Swiss Note Guarantor will only be required to realize an Undervalued Asset if such asset is not necessary for the Swiss Note Guarantor’s business (nicht betriebsnotwendig).

ARTICLE IV

MISCELLANEOUS

Section 4.01. Effect of This Supplemental Indenture No. 1. This Supplemental Indenture No. 1 supplements the Indenture and shall be a part, and subject to all the terms, thereof. The Indenture, as supplemented and amended by this Supplemental Indenture No. 1, is in all respects ratified and confirmed, and the Indenture and this Supplemental Indenture No. 1 shall be read, taken and construed as one and the same instrument. All provisions included in this Supplemental Indenture No. 1 supersede any conflicting provisions included in the Indenture, unless not permitted by law.

Section 4.02 Governing Law. This Supplemental Indenture No. 1 shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 4.03 Effect of Headings. The section headings herein are for convenience only and shall not affect the construction of this Supplemental Indenture No. 1.

Section 4.04 Counterparts. The parties may sign any number of copies of this Supplemental Indenture No. 1. Each signed copy shall be an original, but all of them shall represent the same agreement.

Section 4.05 The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture No. 1 or for or in respect of the recitals contained herein, all of which are made solely by the Issuer and the Note Guarantors. In entering into this Supplemental Indenture No. 1, the Trustee shall be entitled to the benefit of every provision of the Indenture relating to the conduct or affecting the liability or affording protection to the Trustee whether or not elsewhere herein so provided. The Issuer and the Note Guarantors expressly reaffirm and confirm their obligations to indemnify the Trustee in connection with the Indenture and all the actions contemplated hereby, all in accordance with the terms of the Indenture.

[SIGNATURE PAGE TO FOLLOW IMMEDIATELY]

IN WITNESS WHEREOF, the parties have caused this Supplemental Indenture No. 1 to be duly executed as of the date first written above.

CEMEX España, S.A., acting through its Luxembourg branch, CEMEX España, S.A., Luxembourg Branch

By:	/s/ José Antonio González Flores
	Name:	José Antonio González Flores
	Title:	Attorney-In-Fact

By:	/s/ Héctor José Vela Dib
	Name:	Héctor José Vela Dib
	Title:	Attorney-In-Fact

CEMEX, S.A.B. de C.V., as Note Guarantor

By:	/s/ José Antonio González Flores
	Name:	José Antonio González Flores
	Title:	Attorney-In-Fact

CEMEX México, S.A. de C.V., as Note Guarantor

By:	/s/ José Antonio González Flores
	Name:	José Antonio González Flores
	Title:	Attorney-In-Fact

New Sunward Holding B.V., as Additional Note Guarantor

By:	/s/ Héctor José Vela Dib
	Name:	Héctor José Vela Dib
	Title:	Attorney-In-Fact

[Signature page to Supplemental Indenture No. 1 (9.875% U.S. Dollar-Denominated Senior Secured Notes Due 2019 and 9.875% Euro-Denominated Senior Secured Notes Due 2019)]

CEMEX Research Group AG, as Note Guarantor

By:	/s/ Francisco Javier García Ruiz de Morales
	Name:	Francisco Javier García Ruiz de Morales
	Title:	Attorney-In-Fact

CEMEX Shipping B.V., as Note Guarantor

By:	/s/ Francisco Javier García Ruiz de Morales
	Name:	Francisco Javier García Ruiz de Morales
	Title:	Attorney-In-Fact

CEMEX Asia B.V., as Note Guarantor

By:	/s/ Francisco Javier García Ruiz de Morales
	Name:	Francisco Javier García Ruiz de Morales
	Title:	Attorney-In-Fact

CEMEX France Gestion (S.A.S.), as Note Guarantor

By:	/s/ Francisco Javier García Ruiz de Morales
	Name:	Francisco Javier García Ruiz de Morales
	Title:	Attorney-In-Fact

CEMEX UK, as Note Guarantor

By:	/s/ Francisco Javier García Ruiz de Morales
	Name:	Francisco Javier García Ruiz de Morales
	Title:	Attorney-In-Fact

CEMEX Egyptian Investments B.V., as Note Guarantor

By:	/s/ Francisco Javier García Ruiz de Morales
	Name:	Francisco Javier García Ruiz de Morales
	Title:	Attorney-In-Fact

[Signature page to Supplemental Indenture No. 1 (9.875% U.S. Dollar-Denominated Senior Secured Notes Due 2019 and 9.875% Euro-Denominated Senior Secured Notes Due 2019)]

THE BANK OF NEW YORK MELLON, as Trustee

By:	/s/ Catherine F. Donohue
	Name:	Catherine F. Donohue
	Title:	Vice President

[Signature page to Supplemental Indenture No. 1 (9.875% U.S. Dollar-Denominated Senior Secured Notes Due 2019 and 9.875% Euro-Denominated Senior Secured Notes Due 2019)]

SCHEDULE I

EXISTING GUARANTORS

1.	CEMEX, S.A.B. de C.V.

2.	CEMEX México, S.A. de C.V.

3.	New Sunward Holding B.V.

SCHEDULE II

NEW GUARANTORS

1.	CEMEX Research Group AG

2.	CEMEX Shipping B.V.

3.	CEMEX Asia B.V.

4.	CEMEX France Gestion (S.A.S.)

5.	CEMEX UK

6.	CEMEX Egyptian Investments B.V.